1

                                                                   EXHIBIT 99.2


                         AGREEMENT AND PLAN OF MERGER
                                  dated as of
                                March 25, 1998
                                     among
                      FIDELITY NATIONAL FINANCIAL, INC.,
                               MCC MERGER, INC.
                                      and
                          MATRIX CAPITAL CORPORATION

2

                               TABLE OF CONTENTS




                                                                            PAGE
                                                                            ----

                                   ARTICLE I

                                  THE MERGER

1.1     The Merger.........................................................   2
1.2     Closing............................................................   2
1.3     Effective Time of the Merger.......................................   2
1.4     Effects of the Merger..............................................   2

                                  ARTICLE II

         EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                                 CORPORATIONS

2.1     Conversion of Shares...............................................   2
2.2     Surrender and Payment..............................................   3
2.3     Fractional Shares..................................................   4
2.4     Stock Options and Warrants.........................................   5

                                  ARTICLE III

                           THE SURVIVING CORPORATION

3.1     Articles of Incorporation..........................................   5
3.2     Bylaws.............................................................   5
3.3     Directors..........................................................   5
3.4     Parent Board.......................................................   6

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

4.1     Representations and Warranties of the Company......................   6

          (a)  Organization, Standing and Corporate Power..................   6
          (b)  Subsidiaries................................................   6
          (c)  Capital Structure...........................................   7
          (d)  Authority; Noncontravention.................................   8
          (e)  SEC Documents; Financial Statements; No Undisclosed
               Liabilities.................................................   9
          (f)  Licenses, Approvals, etc....................................   9
          (g)  Environmental Compliance....................................   9
          (h)  Absence of Certain Changes or Events........................  10
          (i)  Litigation..................................................  11
          (j)  Regulatory Matters; Compliance with Laws....................  11
          (k)  Absence of Changes in Stock or Benefit Plans................  12
          (l)  ERISA Compliance............................................  12
          (m)  Taxes.......................................................  14
          (n)  Contracts; Debt Instruments.................................  15

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3
                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                            PAGE
                                                                            ----

          (o)  Insurance...................................................  16
          (p)  Interests of Officers and Directors.........................  16
          (q)  Approval by Board...........................................  16
          (r)  Brokers.....................................................  16
          (s)  Pooling of Interests........................................  16
          (t)  Disclosure..................................................  17

4.2     Representations and Warranties of Parent and Merger Subsidiary.....  17

          (a)    Organization, Standing and Corporate Power................  17
          (b)    Authority; Noncontravention...............................  17
          (c)    SEC Documents; Financial Statements; No Undisclosed
                 Liabilities...............................................  18
          (d)    Brokers...................................................  18
          (e)    Insurance.................................................  19
          (f)    Interests of Officers and Directors.......................  19
          (g)    Licenses, Approvals, etc..................................  19
          (h)    Pooling of Interests......................................  19
          (i)    Disclosure................................................  19

                                   ARTICLE V

                           COVENANTS OF THE COMPANY

5.1     Conduct of Business................................................  19
5.2     Affiliate Agreements...............................................  21
5.3     Access to Information..............................................  22
5.4     No Solicitation....................................................  22
5.5     Pooling of Interests; Tax Treatment................................  23
5.6     Confidentiality....................................................  23

                                  ARTICLE VI

                              COVENANTS OF PARENT

6.1     Confidentiality....................................................  23
6.2     Obligations of Merger Subsidiary...................................  24
6.3     Employee Benefit Plans.............................................  24
6.4     Indemnification and Insurance......................................  24
6.5     Stock Exchange Listing.............................................  25
6.6     Publication of Combined Financial Results..........................  26
6.7     Registration Relating to Company Options...........................  26
6.8     Access to Information..............................................  26
6.9     Pooling of Interests; Tax Treatment................................  26

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4
                               TABLE OF CONTENTS
                                  (CONTINUED)




                                                                            PAGE
                                                                            ----

                                  ARTICLE VII

                      COVENANTS OF PARENT AND THE COMPANY

7.1     Regulatory Applications; Reasonable Efforts; Notification..........  26
7.2     Stockholder Meeting; Proxy Material................................  28
7.3     Press Releases.....................................................  29
7.4     Securities Reports.................................................  29
7.5     Stockholder Approvals..............................................  29
7.6     Due Diligence......................................................  29

                                 ARTICLE VIII

                           CONDITIONS TO THE MERGER

8.1     Conditions to the Obligations of Each Party........................  30
8.2     Conditions to the Obligations of Parent and Merger Subsidiary......  30
8.3     Conditions to the Obligations of the Company.......................  32

                                  ARTICLE IX

                                  TERMINATION

9.1     Termination........................................................  33
9.2     Effect of Termination..............................................  34

                                   ARTICLE X

                                 MISCELLANEOUS

10.1    Notices............................................................  34
10.2    Survival of Representations and Warranties.........................  35
10.3    Amendments; No Waivers.............................................  35
10.4    Fees and Expenses..................................................  36
10.5    Successors and Assigns; Parties in Interest........................  36
10.6    Severability.......................................................  37
10.7    Governing Law......................................................  37
10.8    Entire Agreement...................................................  37
10.9    Counterparts; Effectiveness; Interpretation........................  37
10.10   Effect of Disclosure Schedule......................................  37
10.11   Arbitration........................................................  37

  5
                         AGREEMENT AND PLAN OF MERGER


      THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is entered into as of March 25, 1998, among MATRIX CAPITAL CORPORATION, a Colorado corporation (the "Company"), FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation ("Parent"), and MCC MERGER, INC., a Colorado corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary").

      WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and the Company have approved the merger of Merger Subsidiary into the Company as set forth below (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and the Colorado Business Corporation Act (the "CBCA"), whereby each issued and outstanding share of common stock, par value $.0001 per share, of the Company (the "Shares") (excluding shares owned, directly or indirectly, by the Company or any subsidiary of the Company or by Parent, Merger Subsidiary or any other subsidiary of Parent) shall be converted into the Merger Consideration (as defined herein);

      WHEREAS, the Board of Directors of the Company has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the stockholders of the Company, (ii) determined that the consideration to be paid in the Merger is fair to and in the best interests of the stockholders of the Company, (iii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iv) resolved to recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by such stockholders;

      WHEREAS, the Board of Directors of Parent has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the stockholders of the Parent, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend approval of the issuance of the Parent Common Stock (as defined herein) in connection with the Merger by the Parent's stockholders;

      WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, certain stockholders of the Company have entered into agreements with Parent in the form attached hereto as Exhibit A (the "Stockholder Agreements");

      WHEREAS, it is intended that the Merger be (i) treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) accounted for as a "pooling of interests" for accounting purposes; and

      WHEREAS, Parent, Merger Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to consummation thereof.

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

  6
                                   ARTICLE I

                                  THE MERGER

      1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the CBCA, Merger Subsidiary shall be merged with and into the Company at the Effective Time (as defined herein). At the Effective Time, (i) the separate corporate existence of Merger Subsidiary shall cease, and (ii) the Company shall continue as the surviving corporation as a direct wholly-owned subsidiary of Parent (Merger Subsidiary and the Company are sometimes hereinafter referred to as "Constituent Corporations" and, as the context requires, the Company, after giving effect to the Merger, is sometimes hereinafter referred to as the "Surviving Corporation").

      1.2 Closing. The closing of the Merger (the "Closing") shall take place as soon as practicable, but in any case on or prior to the third business day after which all of the conditions set forth in Article VIII hereof shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"). At the time of the Closing, the Company and Merger Subsidiary will file a certificate of merger with the Secretary of State of the State of Colorado (the "Certificate of Merger") and make all other filings or recordings required by the CBCA in connection with the Merger.

      1.3 Effective Time of the Merger. The Merger shall, subject to the CBCA, become effective as of such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Colorado or at such later time as is specified in the Certificate of Merger (the "Effective Time").

      1.4 Effects of the Merger. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, duties and liabilities of the Company and Merger Subsidiary, all as provided under the CBCA.

                                  ARTICLE II

                      EFFECT OF THE MERGER ON THE CAPITAL
                     STOCK OF THE CONSTITUENT CORPORATIONS

      2.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of Merger Subsidiary:

          (a) each Share owned by the Company or owned by Parent, Merger Subsidiary or any subsidiary of any of the Company, Parent or Merger Subsidiary immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

          (b) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

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  7
          (c) each Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 2.1(a), be converted into the right to receive 0.8 of a share (the "Exchange Ratio") of Parent's common stock, par value $.0001 per share (the "Parent Common Stock"), without interest, together with cash in lieu of any fractional share of Parent Common Stock as provided in Section 2.3 below (the "Merger Consideration"); provided, however, that the Exchange Ratio shall be subject to adjustment as follows:

              (i) If the Average Parent Stock Price (as defined in Section 9.1(vi) below) is less than $28.75 (the "Minimum Price"), Parent may elect to either (1) terminate this Agreement as provided in Section 9.1(vi) below, or (2) increase the Exchange Ratio to a number (rounded to the nearest 1/1000) equal to $23.00 divided by the Average Parent Stock Price; and

              (ii) If the Average Parent Stock Price is more than $35.00 (the "Maximum Price"), the Exchange Ratio shall be recalculated to equal a number (rounded to the nearest 1/1000) equal to a fraction, the numerator of which is the sum of $28.00 plus fifty percent (50%) of the amount by which the Average Parent Stock Price exceeds the Maximum Price, and the denominator of which is the Average Parent Stock Price.

      In the event, prior to the Effective Time, of any recapitalization of either Parent or the Company through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or any reorganization, reclassification or other change in its outstanding shares into the same or a different number of shares of other classes, or a declaration of or dividend on its outstanding shares payable in shares of its capital stock (a "Capital Change"), then (a) the Exchange Ratio shall be appropriately adjusted so as to maintain after such Capital Change the relative proportionate interests in the number of shares of Parent Common Stock (assuming consummation of the Merger) which the holders of Shares and the holders of shares of Parent Common Stock had immediately prior to such Capital Change, (b) the Minimum Price shall be adjusted to that amount which, when multiplied by the Exchange Ratio (as adjusted for such Capital Change), is equal to $23.00, and (c) the Maximum Price shall be adjusted to that amount which, when multiplied by the Exchange Ratio (as adjusted for such Capital Change), is equal to $28.00.

      2.2 Surrender and Payment.

          (a) Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging certificates representing Shares for the Merger Consideration. Parent will make available to the Exchange Agent the Merger Consideration to be paid in respect of the Shares (the "Exchange Fund"). Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal, in a form reasonably acceptable to the Company, for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent). The Exchange Agent shall, pursuant to irrevocable instructions, make the payments provided in this Section 2.2. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

  8
          (b) Each holder of Shares that have been converted into the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares and other customary documentation, will be entitled to receive the Merger Consideration payable in respect of such Shares. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate previously representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of the certificates representing such Shares, as contemplated hereby.

          (c) If any portion of the Merger Consideration is to be paid to a person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          (d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

          (e) Any portion of the Exchange Fund made available to the Exchange Agent pursuant to this Agreement that remains unclaimed by the holders of Shares six months after the Effective Time shall be returned to Parent, upon Parent's demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section 2.2 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such holder's Shares. Notwithstanding the foregoing, Parent shall not be liable to any holder of Shares for any amount paid to a public official pursuant to and in accordance with the requirements of applicable abandoned property, escheat or similar laws.

          (f) No dividends or other distributions declared or made after the Effective Time with respect to the Parent Common Stock for which the record date is after the Effective Time shall be paid to the holder of any certificate formerly representing Shares until the holder of such certificate is surrendered to the Exchange Agent as provided herein. Following surrender of any such certificate, there shall be paid to the holder of record of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

  9
      2.3 Fractional Shares. No fractional shares of Parent Common Stock will be issued in connection with the Merger. In lieu of any fractional share of Parent Common Stock to which the holder of any Share would otherwise be entitled to receive, such holder shall be entitled to receive an amount of cash equal to the value of such fractional shares of Parent Common Stock, which shall be based upon the closing sale price of the Parent Common Stock on the Closing Date as reported on the New York Stock Exchange (the "NYSE"). The fractional interests of each holder of Shares will be aggregated so that no holder of Shares will receive cash in an amount equal to or greater than the value of one whole share of Parent Common Stock. Parent shall provide sufficient funds to the Exchange Agent to make the payments contemplated by this Section 2.3.

      2.4 Stock Options and Warrants.

          (a) At the Effective Time, each Company Option (defined below) shall be assumed by the Parent and shall thereafter be deemed to constitute an option to purchase, on the same terms and conditions as were applicable under such Company Option (taking into account any accelerated vesting as a result of the Merger), the same Merger Consideration as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Option in full immediately prior to the Effective Time and been the holder of the Shares issuable upon exercise of such Company Option, at an exercise price per share calculated by dividing the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Option by the number of full shares of Parent Common Stock deemed purchasable pursuant to such option; provided, however, that in the case of any Company Option to which
Section 421 of the Code applies by reason of its qualification as an "incentive stock option" the exercise price and the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code. "Company Option" means any option granted, whether or not exercisable, and not exercised or expired, to a current or former employee, director or independent contractor of the Company or any of its subsidiaries or any predecessor thereof to purchase Shares pursuant to the Company's Amended and Restated Employee Stock Option Plan, as amended (the "Option Plan").

          (b) At the Effective Time, each Company Warrant (defined below) shall be assumed by the Parent in accordance with the respective provisions of each such Company Warrant and shall thereafter be deemed to constitute a warrant to purchase, on the same terms and conditions as were applicable under such Company Warrant, the same Merger Consideration as the holder of such Company Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Company Warrant in full immediately prior to the Effective Time and been the holder of the Shares issuable upon exercise of such Company Warrant, at an exercise price to be determined in accordance with the respective provisions of each such Company Warrant. "Company Warrant" means any warrant granted, whether or not exercisable, and not exercised or expired, to purchase Shares, including, without limitation, warrants to purchase up to 75,000 Shares issued by the Company to Piper Jaffray Inc. and Keefe, Bruyette & Woods, Inc.

  10
                                  ARTICLE III

                           THE SURVIVING CORPORATION

      3.1 Articles of Incorporation. The Articles of Incorporation of the Company in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

      3.2 Bylaws. The bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

      3.3 Directors. Upon the Effective Time, the Board of Directors of the Surviving Corporation shall consist of five (5) members, and the initial directors of the Surviving Corporation shall, until successors are duly elected and qualified in accordance with applicable law, include two (2) persons designated by the Company and three (3) persons designated by Parent.

      3.4 Parent Board. Promptly following the Effective Time, Parent shall cause to be elected or appointed Guy A. Gibson, as the Company's designee, to the Parent's Board of Directors.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

      4.1 Representations and Warranties of the Company. The Company represents and warrants to Parent and Merger Subsidiary, subject to the exceptions and qualifications set forth in the disclosure schedule ("Disclosure Schedule") delivered by the Company to Parent and Merger Subsidiary within ten (10) business days after the date of this Agreement (the "Disclosure Period"), as follows (whenever the representations or warranties of the Company are qualified by the knowledge of the Company, knowledge shall mean knowledge of the executive officers of the Company):

          (a) Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to (i) have a material adverse effect on the value, condition (financial or otherwise), prospects, business, or results of operations of the Company and its subsidiaries taken as a whole, (ii) impair the ability of any party hereto to perform its obligations under this Agreement or (iii) prevent or materially delay consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect"). The Company will deliver to Parent with the Disclosure Schedule complete and correct copies of its Articles of Incorporation and bylaws, and the joint venture, partnership and other governing agreements and documents ("Joint Venture Documents") of any such partnership, joint venture or similar business or entity in which the Company, directly or indirectly, has any ownership interests other than the subsidiaries listed below (the "Joint Ventures") in each case as amended to the date of

  11
this Agreement. The Company is duly registered as a unitary thrift holding company under the Home Owners' Loan Act as amended ("HOLA"), supervised by the Office of Thrift Supervision ("OTS").

          (b) Subsidiaries. Section 4.1(b) of the Disclosure Schedule lists each subsidiary of the Company, its form of organization, its jurisdiction of incorporation or formation, if applicable, and the holders of the outstanding capital stock or other equity interests of such subsidiary. Each of the subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. The Company will deliver to Parent with the Disclosure Schedule complete and correct copies of the charter documents of each of its subsidiaries. Section 4.1(b) of the Disclosure Schedule also lists all Joint Venture Documents to which any of the Company's subsidiaries is a party or otherwise governing any such subsidiary. All the outstanding shares of capital stock or other ownership interests of each such subsidiary of the Company have been validly issued and are fully paid and nonassessable and all such shares or ownership interests indicated as being owned by the Company or any of its subsidiaries are owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all Liens (as defined in Section 4.1(i) below) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or equity interests), except as disclosed in the Company SEC Documents. Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity interest in any person. For purposes of this Agreement, a "subsidiary" of any person means another person in which such first person, directly or indirectly, owns 50% or more of the equity interests or has the right, through ownership of equity, contractually or otherwise, to elect at least a majority of its Board of Directors or other governing body. Matrix Capital Bank, a federal savings bank ("Matrix Bank"), is a "qualified thrift lender" under HOLA, is a member of the Savings Association Insurance Fund ("SAIF"), its deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") to the applicable limits of the SAIF, and is a member in good standing of the Federal Home Loan Bank of Dallas.

          (c) Capital Structure. The authorized capital stock of the Company consists of 50,000,000 Shares and 5,000,000 shares of Preferred Stock, par value $.0001 per share. As of March 13, 1998, (i) 6,703,880 Shares were issued and outstanding, (ii) no Shares were held by the Company or by any of the Company's subsidiaries, (iii) 525,000 Shares were reserved for issuance upon the exercise of Company Options pursuant to the Option Plan, of which Company Options to Purchase 330,150 Shares were outstanding, (iv) 75,000 Shares were reserved issuance pursuant to the Company Warrants, and (v) no shares of Preferred Stock were issued, reserved for issuance or outstanding. Except as set forth above, no shares of capital stock or other equity or voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all Shares which may be issued pursuant to the Company Options or the Company Warrants will, when issued, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or convertible into, or

  12
exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above in Section 4.1(c) of the Disclosure Schedule, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Section 4.1(c) of the Disclosure Schedule also sets forth a true and correct list of the Company Options which are outstanding as of the date hereof, which list sets forth, for each holder of a Company Option, the number of Shares subject thereto, the exercise price and the expiration date thereof. There are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire or dispose of any shares of capital stock or other equity or voting securities of the Company or any of its subsidiaries or any securities of the type described in the two immediately preceding sentences.

          (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval (as defined below) required in connection with the consummation of the Merger, to consummate the transactions contemplated by this Agreement. The Merger requires the approval by the affirmative vote of the holders of a majority of the outstanding Shares (the "Company Stockholder Approval"), which approval is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve the Merger and this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, except for the Company Stockholder Approval in connection with the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of Parent and Merger Subsidiary, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the Articles of Incorporation or bylaws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) except as disclosed in Section 4.1(d) of the Disclosure Schedule, any loan or credit agreement, note, bond, mortgage, indenture, lien, lease or any other contract, agreement, instrument, permit, commitment, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets, except for conflicts, violations, or defaults individually or in the aggregate which would not have a Material Adverse Effect, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets. No consent, approval, franchise, order, license, permit, waiver or authorization of, or registration, declaration or filing with or exemption, notice, application, or

  13
certification by or to (collectively, "Consents") any federal, state or local government or any arbitrable panel or any court, tribunal, administrative or regulatory agency or commission or other governmental authority, department, bureau, commission or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the required consents listed on Section 4.1(d) of the Disclosure Schedule, (ii) the filing of the Certificate of Merger in accordance with the CBCA and similar documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iv) compliance with any applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), (v) filings and approvals of applications with and by the OTS, and (vi) such other Consents as to which the failure to obtain or make, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Company is not aware of any reason why any applicable regulatory approvals will not be received without the imposition of any condition, restriction or term that would impose a burden upon the Company or the Parent or have a Material Adverse Effect, it being understood that the foregoing is not intended to apply to any such reason which relates to the Parent or the nature of Parent's business..

          (e) SEC Documents; Financial Statements; No Undisclosed Liabilities. The Company has timely filed all reports, schedules, forms, statements, exhibits and other documents required to be filed by the Company with the SEC under or pursuant to the Exchange Act or the Securities Act, since the Company's initial public offering in October 1996 (the "Company SEC Documents"). True and correct copies of each of the Company SEC Documents have been or will be provided or made available to Parent prior to the end of the Disclosure Period. As of their respective dates, or as subsequently amended prior to the delivery of the Disclosure Schedule, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company SEC Documents include all contracts and other documents which are required by the Securities Act or the Exchange Act to be filed as exhibits thereto. The financial statements of the Company included in the Company SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods involved ("GAAP") (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Company SEC Documents, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

  14
          (f) Licenses, Approvals, etc. Each of the Company and its subsidiaries possesses or has been granted all registrations, filings, applications, certifications, notices, consents, licenses, permits, approvals, certificates, franchises, orders, qualifications, authorizations and waivers of any Governmental Entity (federal, state and local) necessary to entitle it to conduct its business in the manner in which it is presently being conducted (the "Licenses"), except for Licenses as to which the failure to possess, individually or in the aggregate, would not have a Material Adverse Effect. Except as described in Section 4.1(f) of the Disclosure Schedule, no Action (as defined herein) is pending or, to the knowledge of the Company, threatened seeking the revocation or limitation of any of the Licenses.

          (g) Environmental Compliance.

              (i) For purposes of this Section 4.1(g), (A) "Hazardous
Substance" means any pollutant, contaminant, hazardous or toxic substance or waste, solid waste, petroleum or any fraction thereof, or any other chemical, substance or material listed or identified in or regulated by or under any Environmental Law; (B) "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Oil Pollution Act, 33 U.S.C. Section 2701 et seq., in each case as amended from time to time and all regulations promulgated thereunder, and any other statute, law, regulation, ordinance, bylaw, rule, judgment, order, decree or directive of any Governmental Entity dealing with the pollution or protection of natural resources or the indoor or ambient environment or with the protection of human health or safety; and (C) "RCRA Hazardous Waste" means a solid waste that is listed or classified as a hazardous waste, as that term is defined in or pursuant to the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.

              (ii) Except as set forth on Section 4.1(g) of the Disclosure
Schedule: (A) there are no claims pending against the Company or any of its subsidiaries, or any of their respective predecessors (the "Company Interests") relating to or arising out of a Hazardous Substance nor are any such claims, to the Company's knowledge, threatened against Company Interests, nor has the Company or any of its subsidiaries received any notice, alleging or warning that any Real Estate or any real property previously operated by any Company Interests is, has been or may be in violation of or in noncompliance with any Environmental Law; (B) to the Company's knowledge, no Hazardous Substances are now present in amounts, concentrations or conditions requiring removal, remediation or any other response, action or corrective action under, or forming the basis of a claim pursuant to, any Environmental Law, in, on, from or under the Real Estate or any real property previously owned or operated by any Company Interests; (C) the Real Estate is not being and has not been during the period of time they have been leased by any Company Interests used in connection with the business of manufacturing, storing or transporting Hazardous Substances, and no RCRA Hazardous Wastes are being or have been during the period of time operated by any Company Interests treated, stored or disposed of there in violation of any Environmental Law; and (D) there neither are nor have been during the period of time they have been operated by any Company Interests any underground storage tanks, lagoons or other

  15
containment facilities of any kind which contain or contained any Hazardous Substances on the Real Estate.

              (iii) The Company will make available to the Parent prior to the end of the Disclosure Period true and correct copies of any and all written communications received by the Company from any Governmental Entities relating in whole or in part to the existence of Hazardous Substances at any Real Estate or any real property previously owned or operated by any Company Interests or the compliance of the owners, operators or lessees thereof with respect to any Environmental Law.

          (h) Absence of Certain Changes or Events. Except as contemplated by this Agreement or disclosed in Section 4.1(h) of the Disclosure Schedule, since December 31, 1997, the Company and its subsidiaries have conducted their business only in the ordinary course consistent with past practice, and there has not been (i) any event, occurrence or development which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its subsidiaries,
(iii) any adjustment, split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (A) any granting by the Company or any of its subsidiaries to any current or former director, officer or employee of the Company or any of its subsidiaries of any increase of more than $50,000 in compensation or benefits, except for grants to employees who are not officers or directors in the ordinary course of business consistent with past practice, (B) any granting by the Company or any of its subsidiaries to any such director, officer or employee of any increase in severance or termination pay (including the acceleration in the vesting of Shares (or other property) or the provision of any tax gross-up), or (C) any entry by the Company or any of its subsidiaries into any employment, deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer or employee, (v) any damage, destruction or loss, whether or not covered by insurance, that has had or could have a Material Adverse Effect, (vi) any change in accounting methods, principles or practices by the Company or any of its subsidiaries, (vii) any amendment, waiver or modification of any material term of any outstanding security of the Company or any of its subsidiaries,
(viii) any incurrence, assumption or guarantee by the Company or any of its subsidiaries of any material indebtedness for borrowed money or other material obligations, other than in the ordinary course of business consistent with past practice, (ix) any creation or assumption by the Company or any of its subsidiaries of any Lien on any asset, other than in the ordinary course of business consistent with past practice, (x) any making of any lease, loan, advance or capital contributions to or investment in any person other than in the ordinary course of business consistent with past practice and other than investments in cash equivalents made in the ordinary course of business consistent with past practice, (xi) other than as disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Company Form 10-K"), any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its subsidiaries relating to its assets or business on behalf of the

  16
Company or any of its subsidiaries of more than $500,000 for any transaction or $1,000,000 for any series of transactions, (xii) other than as disclosed in the Company Form 10-K, any acquisition or disposition of any assets or any merger or consolidation with any person on behalf of the Company or any of its subsidiaries, (xiii) any relinquishment by the Company or any of its subsidiaries of any contract or other right, in either case, material to the Company and its subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice, or
(xiv) any agreement, commitment, arrangement or undertaking by the Company or any of its subsidiaries to perform any action described in clauses (i) through
(xiii).

          (i) Litigation. Except as disclosed in the Company SEC Documents or
Section 4.1(i) of the Disclosure Schedule, there are no Actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which, if determined adversely, would have a Material Adverse Effect.

          (j) Regulatory Matters; Compliance with Laws. Neither the Company nor any of its subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Governmental Entity charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the OTS and the FDIC) or the supervision or regulation of it or any of its subsidiaries (collectively, the "Regulatory Authorities"). The conduct by the Company and each of its subsidiaries of its business is and has been in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, and judgments, orders or decrees, except for violations or failures to so comply, if any, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or to give rise to material fines or other material civil penalties or any criminal liabilities.

          (k) Absence of Changes in Stock or Benefit Plans. Except as disclosed in Section 4.1(k) of the Disclosure Schedule or as required under this Agreement, since January 1, 1996, there has not been (i) any acceleration, amendment or change of the period of exercisability or vesting of any Company Options under the Option Plan (including any discretionary acceleration of the exercise periods or vesting by the Company's Board of Directors or any committee thereof or any other persons administering the Option Plan) or authorization of cash payments in exchange for any Company Options under the Option Plan, (ii) any adoption or material amendment by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right, retirement, vacation, severance, disability, death benefit, hospitalization, medical, worker's compensation, disability, supplementary unemployment benefits, or other plan, arrangement or understanding (whether or not legally binding) or any employment agreement providing compensation or benefits to any current or former employee, officer, director or independent contractor of the Company or any of its subsidiaries or any beneficiary thereof or entered into, maintained or contributed to, as the case may be, by the Company or any of its subsidiaries (collectively, "Benefit Plans"), or (iii) any adoption of, or amendment to, or change in employee participation or coverage under, any Benefit Plans which would increase materially the expense of maintaining such Benefit Plans above the level of the expense incurred in respect thereof for the fiscal year ended on December 31, 1996.

  17
          (l) ERISA Compliance.

              (i) Section 4.1(l) of the Disclosure Schedule contains a list of all "employee pension benefit plans" (defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee welfare benefit plans" (defined in Section 3(l) of ERISA) and all other Benefit Plans. With respect to each Benefit Plan, the Company will deliver or make available to Parent prior to the end of the Disclosure Period a true, correct and complete copy of: (A) each writing constituting a part of such Benefit Plan, including without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (C) the current summary plan description, if any; (D) the most recent annual financial report, if any; and (E) the most recent determination letter from the United States Internal Revenue Service, if any.

              (ii) Section 4.1(l) of the Disclosure Schedule identifies each Benefit Plan that is intended to be a "qualified plan" within the meaning of
Section 401(a) of the Code ("Qualified Plans"). The Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan that has not been revoked, and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust.

              (iii) Except as set forth in the Disclosure Schedule, the Company and its subsidiaries have complied, and are now in compliance, in all material respects with all provisions of ERISA, the Code, and all laws and regulations applicable to the Benefit Plans. Except as set forth in Section 4.1(l) of the Disclosure Schedule, no prohibited transaction has occurred with respect to any Benefit Plan. All contributions required to be made to any Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the Company SEC Documents.

              (iv) No Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. None of the Company, its subsidiaries and their respective ERISA Affiliates (as defined below) has at any time since September 2, 1974, contributed to or been obligated to contribute to any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or any plan with two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability (as defined below) that would be a liability of the Company or any of its subsidiaries following the Closing. "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or
Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and
(v) corresponding or similar

  18
provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Benefit Plans.

              (v) Except as set forth in the Company SEC Documents or in Section 4.1(l) of the Disclosure Schedule, neither the Company nor any of its subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and its subsidiaries.

              (vi) Except as set forth in Section 4.1(l) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting (other than automatic acceleration under the Option Plan) or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Company or any of its subsidiaries. Without limiting the generality of the foregoing, no amount paid or payable by the Company or any of its subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

              (vii) No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries.

              (viii) There are no pending or, to the Company's knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Benefit Plans, any fiduciaries thereof with respect to their duties to the Benefit Plans or the assets of any of the trusts under any of the Benefit Plans which could reasonably be expected to result in any material liability of the Company or any of its subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any multiemployer Benefit Plan.

          (m) Taxes. For purposes of this Agreement, (A) the term "Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed with respect to federal, state, local and foreign Taxes (as defined below) or for information purposes, and the term "Return" means any one of the foregoing Returns, and (B) the term "Taxes" shall mean all federal, state, local and foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

  19
              (i) Except as set forth in Section 4.1(m)(i) of the Disclosure Schedule, the Company and its subsidiaries have duly prepared and filed federal, state, local and foreign Returns which were required to be filed by or in respect of the Company and its subsidiaries, or any of their properties, income and/or operations. As of the time they were filed, such Returns accurately reflected the material facts regarding the income, business, assets, operations, activities, status of the entity or whose behalf the Return was filed, and any other information required to be shown thereon. No extension of time within which the Company or any of its subsidiaries may file any Return is currently in force.

              (ii) Except as disclosed in Section 4.1(m)(ii) of the Disclosure Schedule, with respect to all amounts in respect of Taxes imposed on the Company or any of its subsidiaries or for which the Company or any of its subsidiaries is or could be liable, whether to taxing authorities or to other Persons, all amounts required to be paid by or on behalf of the Company or any of its subsidiaries to taxing authorities or others have been paid.

              (iii) Except as disclosed in Section 4.1(m)(iii) of the Disclosure Schedule, there is no review or audit by any taxing authority of any Tax liability of the Company or any of its subsidiaries currently in progress. Except as disclosed in Section 4.1(m)(iii) of the Disclosure Schedule, the Company and its subsidiaries have not received any written notice of any pending or threatened audit by the Internal Revenue Service or any state, local or foreign agency of any Returns or Tax liability of the Company or any of its subsidiaries for any period. The Company and its subsidiaries currently have no unpaid deficiencies assessed by the Internal Revenue Service or any state, local or foreign taxing authority arising out of any examination of any of the Returns of the Company or any of its subsidiaries nor, to the knowledge of the Company, is there reason to believe that any material deficiency will be assessed.

              (iv) No agreements are in force or are currently being negotiated by or on behalf of the Company or any of its subsidiaries for any waiver or for the extension of any statute of limitations governing the time of assessments or collection of any Tax. No closing agreements or compromises concerning Taxes of the Company or any subsidiaries are currently pending.

              (v) The Company and its subsidiaries have withheld from each payment made to any of their respective officers, directors and employees, the amount of all applicable Taxes, including, but not limited to, income tax, social security contributions, unemployment contributions, backup withholding and other deductions required to be withheld therefrom by any Tax law and have paid the same to the proper Taxing authorities within the time required under any applicable Tax law.

              (vi) There are no Liens for Taxes, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any assets owned by the Company or its subsidiaries, except for Liens for Taxes that are not yet due and payable. None of the assets owned by the Company or its subsidiaries is property that is required to be treated as being owned by any other person pursuant to the safe harbor lease provisions of former Section 168(f)(8) of the Code. None of the assets owned by the Company or its subsidiaries directly or indirectly secures any debt, the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets owned by the Company or its subsidiaries is "tax-exempt use property" within the meaning of Section 168(h)

  20
of the Code. None of Company or any of its subsidiaries is a person other than a United States person within the meaning of the Code.

              (vii) Except as set forth in Section 4.1(m)(vii) of the Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement, contract, or arrangement that, individually or collectively, could give rise to the payment of any amount (whether in cash or property, including Shares or other equity interests) that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m), 162(n) or 280G of the Code.

          (n) Contracts; Debt Instruments.

              (i) Except as otherwise disclosed in Section 4.1(n)(i) of the Disclosure Schedule or otherwise disclosed to Parent during the Disclosure Period, neither the Company nor any of its subsidiaries is a party to or subject to:

                      (A) any collective bargaining or other agreements with labor unions, trade unions, employee representatives, work committees, guilds or associations representing employees of the Company and its subsidiaries;

                      (B) any employment, consulting, severance, termination, or indemnification agreement, contract or arrangement, including any oral agreement, contract or arrangement which requires the payment of over $100,000, with any current or former officer, consultant, director or employee;

                      (C) except as imposed by applicable regulators, any agreement, contract, policy, License, document, instrument, arrangement or commitment that materially limits the freedom of the Company or any of its subsidiaries to compete in any line of business or with any person or in any geographic area or which would so materially limit the freedom of the Company or any of its subsidiaries after the Effective Time, or by virtue of the transaction contemplated by this Agreement, Parent, Merger Subsidiary or any of their subsidiaries after the Effective Time; or

                      (D) any agreement or contract relating to any outstanding commitment for capital expenditures, or any partially or fully executory agreement or contract relating to the acquisition or disposition of rights or assets other than those entered into in the ordinary course consistent with past practices.

              (ii) None of the Company, its subsidiaries and, to the knowledge of the Company, none of the other parties to any of the contracts and agreements identified in Section 4.1(n)(i) of the Disclosure Schedule or otherwise disclosed in the Company SEC Documents is in default under or has terminated any such contract or agreement, or in any way expressed to the Company an intent to materially reduce or terminate the amount of its business with the Company or any of its subsidiaries in the future.

          (o) Insurance. The Company and its subsidiaries are covered by valid and currently effective insurance policies issued in favor of the Company that are customary for companies of similar size and financial condition which conduct similar businesses. All such policies are in full force and effect, all premiums due thereon have been paid and the Company has

  21
complied with the provisions of such policies. The Company has not received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering the Company and its subsidiaries that there will be a cancellation or non-renewal of existing policies or binders, or material modification of any of the methods of doing business, will be required.

          (p) Interests of Officers and Directors. Except as required to be disclosed, and actually disclosed, or as disclosed in Section 4.1(p) of the Disclosure Schedule, in the Company SEC Documents, neither any of the Company's or any of its subsidiaries' officers or directors, nor any member of their respective immediate families or any entity with respect to which any such person is an affiliate, has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or its subsidiaries, or any other business relationship with the Company or any of its subsidiaries.

          (q) Approval by Board. The Board of Directors of the Company has duly authorized and approved the execution and delivery of this Agreement by the Company and the transactions contemplated hereby prior to the execution by the Company of this Agreement.

          (r) Brokers. No broker, investment banker, financial advisor or other person, other than Piper Jaffray Inc., the fees and expenses of which will be paid by the Company (and copies of whose engagement letters and a calculation of the fees that would be due thereunder will have been provided to Parent prior to the end of the Disclosure Period), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its subsidiaries. No such engagement letters obligate the Company to continue to use their services or pay fees or expenses in connection with any future transaction.

          (s) Pooling of Interests. The Company has no reason to believe that the Merger will not qualify as, and has not taken or agreed to take any action, or omitted or agreed to omit to take any action, which would disqualify the Merger as, a "pooling of interests" for accounting purposes.

          (t) Disclosure. The representations and warranties of the Company contained in this Agreement are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Company which has not been disclosed to Parent in the Disclosure Schedule and the Company SEC Documents, taken as a whole, which has had, or would reasonably be expected to have, a Material Adverse Effect.

      4.2 Representations and Warranties of Parent and Merger Subsidiary. Parent and Merger Subsidiary represent and warrant to the Company subject to the exceptions and qualifications set forth in the disclosure schedule to be delivered by the Parent to the Company prior to the end of the Disclosure Period (the "Parent Disclosure Schedule"):

          (a) Organization, Standing and Corporate Power. Each of Parent and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Parent and its subsidiaries is duly qualified or

  22
licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a material adverse effect on the value, condition (financial or otherwise), prospects, business, or results of operations of the Parent and its subsidiaries as a whole, (ii) impair the ability of any party hereto to perform its obligations under this Agreement or
(iii) prevent or materially delay consummation of any of he transactions contemplated by this Agreement (a "Parent Material Adverse Effect"). Parent will deliver to the Company with the Parent Disclosure Schedule complete and correct copies of its Certificate of Incorporation and By-laws, as amended to the date of this Agreement.

          (b) Authority; Noncontravention. Parent and Merger Subsidiary have all requisite corporate power and authority to enter into this Agreement and, subject to the Parent Stockholder Approval (as defined below), to consummate the transactions contemplated by this Agreement. The approval by the affirmative vote of the holders of a majority of the shares of Parent Common Stock represented and voting on a proposal to approve the issuance of shares of Parent Common Stock in the Merger (provided that the total vote cast on such proposal represents over 50% of the shares entitled to vote), as required by the New York Stock Exchange, is required to complete the Merger (the "Parent Stockholder Approval"). The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and, assuming this Agreement constitutes a valid and binding agreement of the Company, constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or bylaws of Parent or Merger Subsidiary, (ii) except as disclosed in Section 4.2(b) of the Parent's Disclosure Schedule, any loan or credit agreement, note, bond, mortgage, indenture, lease or any other contract, agreement, instrument, permit, concession, franchise or license applicable to Parent or Merger Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Merger Subsidiary or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not impair the ability of Parent and Merger Subsidiary to perform their respective obligations under this Agreement or prevent the consummation of any of the transactions contemplated by this Agreement (a "Parent Material Adverse Effect"). Other than those Consents referred to in the Disclosure Schedule on the part of the Company, no Consent of any Governmental Entity is required by or with respect to Parent, Merger Subsidiary or any other subsidiary of Parent in connection with the execution and delivery of this Agreement or the consummation by Parent or Merger Subsidiary, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the consents disclosed in Section 4.2(b) of the Parent Disclosure Schedule, (ii) the filing of the Certificate of Merger in accordance with the CBCA and similar documents with the relevant

  23
authorities of other states in which the Company is qualified to do business,
(iii) the filing of a premerger notification and report form under the HSR Act,
(iv) filings and approvals of applications with and by the OTS, (v) compliance with applicable requirements of the Exchange Act and the Securities Act, and applicable state blue sky laws, with respect to the Registration Statement and the Prospectus/Proxy Statement, and (vi) such other Consents as to which the failure to obtain or make, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.

          (c) SEC Documents; Financial Statements; No Undisclosed Liabilities. Parent has provided or made available to the Company true and correct copies of all reports, schedules, forms, statements, exhibits and other documents filed with the SEC by Parent under or pursuant to the Exchange Act since January 1, 1996 (the "Parent SEC Documents"), all of which were timely filed with the SEC. As of their respective dates, or as subsequently amended prior to the date of this Agreement, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Parent SEC Documents include all contracts and other documents which are required by the Securities Act or the Exchange Act to be filed as exhibits thereto. The financial statements of the Company included in the Parent SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Parent SEC Documents, neither the Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations which, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.

          (d) Brokers. No broker, investment banker, financial advisor or other person, other than NationsBanc Montgomery Securities LLC, the fees and expenses of which will be paid by the Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or any of its subsidiaries.

          (e) Insurance. The Parent and its subsidiaries are covered by valid and currently effective insurance policies issued in favor of the Parent that are customary for companies of similar size and financial condition which conduct similar businesses. All such policies are in full force and effect, all premiums due thereon have been paid and the Parent has complied with the provisions of such policies with respect to which the failure to comply with would result in a cancellation of such policies. The Parent has not received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering the Parent and its subsidiaries that there will be a cancellation or non-renewal of existing policies or binders, or material modification of any of the methods of doing business, will be required.

  24
          (f) Interests of Officers and Directors. Except as required to be disclosed, and actually disclosed, in the Parent SEC Documents, neither any of the Parent's or any of its subsidiaries' officers or directors, nor any member of their respective immediate families or any entity with respect to which any such person is an affiliate, has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Parent or its subsidiaries, or any other business relationship with the Parent or any of its subsidiaries.

          (g) Licenses, Approvals, etc. Each of the Parent and its subsidiaries possesses or has been granted all Licenses, except for Licenses as to which the failure to possess, individually or in the aggregate, would not have a Parent Material Adverse Effect. Except as described in Section 4.2(g) of the Parent Disclosure Schedule, no Action (as defined herein) is pending or, to the knowledge of the Company, threatened seeking the revocation or limitation of any of the Licenses.

          (h) Pooling of Interests. Parent has no reason to believe that the Merger will not qualify as, and has not taken or agreed to take any action, or omitted or agreed to omit to take any action, which would disqualify the Merger as, a "pooling of interests" for accounting purposes.

          (i) Disclosure. The representations and warranties of the Parent contained in this Agreement are true and correct in all material respects, and do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Parent which has not been disclosed to the Company in the Parent Disclosure Schedule and the Parent SEC Documents, taken as a whole, which has had, or would reasonably be expected to have, a Parent Material Adverse Effect.

                                   ARTICLE V

                           COVENANTS OF THE COMPANY

      The Company agrees that:

      5.1 Conduct of Business. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their businesses in the ordinary course of business in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees (as a group) and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as contemplated by this Agreement the Company shall not, and shall not permit any of its subsidiaries to, without the prior written approval of Parent (which approval will not be unreasonably withheld):

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly-owned subsidiary of the Company to its parent; (ii) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its

  25
subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options, including Company Options, to acquire, any such shares, voting securities or convertible securities (other than the issuance of Shares upon the exercise of Company Options or upon the exercise or conversion of Company Warrants outstanding as of the date hereof in each case in accordance with the terms and provisions thereof);

          (c) except for the Company's proposed name change to "Matrix Bancorp," amend its Articles of Incorporation, bylaws or other comparable charter or organizational documents;

          (d) amend, modify or waive any provision of any material contract or agreement to which the Company or any of the Company's subsidiaries is a party, including, without limitation, any such agreements identified in the Disclosure Schedule;

          (e) mortgage or otherwise encumber or subject to any Lien or sell, lease, license, transfer or otherwise dispose of any material properties or assets, except in the ordinary course of business consistent with past practice or pursuant to existing contracts or commitments;

          (f) amend, modify or waive any material term of any outstanding security of the Company or its subsidiaries;

          (g) incur, assume, guarantee or become obligated with respect to any indebtedness (as defined in Section 4.1(q) hereof), other than drawings on existing revolving credit facilities listed in Section 4.1(q) of the Disclosure Schedule, in the ordinary course of business, consistent with past practice and in accordance with the terms thereof, or incur, assume, guarantee or become obligated with respect to any other material obligations other than in the ordinary course of business and consistent with past practice;

          (h) except for the Company's proposed acquisition of The Leader Mortgage Company and the leasehold improvements to the Company's facilities, make or agree to make any new capital expenditures or acquisitions of assets or property or other acquisitions or commitments in excess of $50,000 individually or $200,000 in the aggregate or otherwise acquire or agree to acquire any material assets or property;

          (i) make any material tax election or take any material tax position (unless required by law) or change its fiscal year or accounting methods, policies or practices (except as required by changes in GAAP) or settle or compromise any material income tax liability;

          (j) enter into any, or commit to enter into, any lease, loan, advance or capital contributions to or investment in any person other than in the ordinary course of business consistent with past practice;

          (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or

  26
satisfaction thereof, in the ordinary course of business consistent with past practice and in accordance with their terms or the settlement or other disposition of litigation matters by a payment or payments not exceeding $25,000, or release or waive any material rights or claims, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

          (l) (i) grant to any current or former director, officer or employee of the Company or any of its subsidiaries any material increase in compensation or benefits, except for employees who are not officers or directors in the ordinary course of business consistent with past practice, (ii) grant to any such director, officer, or employee any increase in severance or termination pay (including the acceleration in the exercisability of Company Options or in the vesting of Shares (or other property) except for automatic acceleration in accordance with the terms of the Option Plan), or (iii) enter into any employment, deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer, or employee;

          (m) (i) take or agree or commit to take any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time; or

          (n) authorize any of, or commit or agree to take any of, the foregoing actions.

      5.2 Affiliate Agreements. The Company shall obtain and deliver to Parent as promptly as practicable after (and shall use its reasonable best efforts to obtain and deliver within five days after) the date hereof a signed representation letter substantially in the form of Exhibit B hereto from each executive officer and director of the Company and each stockholder of the Company who may reasonably be deemed an "affiliate" of the Company within the meaning of such term as used in Rule 145 under the Securities Act and for purposes of qualifying for pooling of interests accounting treatment for the Merger, and shall obtain and deliver to Parent a signed representation letter substantially in the form of Exhibit B from any person who becomes an executive officer or director of the Company or any stockholder who becomes such an "affiliate" after the date hereof as promptly as practicable after (and shall use its reasonable best efforts to obtain and deliver within five days after) such person achieves such status. Parent shall use its best reasonable efforts to obtain and deliver to the Company as promptly as practicable after (and shall use its reasonable best efforts to obtain and deliver within five days after) the date hereof a signed representation letter substantially in the form of Exhibit C hereto from each executive officer and director of Parent and each stockholder of Parent who may reasonably be deemed an "affiliate" of parent within the meaning of such term as used in Rule 145 under the Securities Act and for purposes of qualifying for pooling of interests accounting treatment for the Merger. Parent may place appropriate legends on the stock certificates of affiliates of the Company and Parent and shall obtain and deliver to the Company a signed representation letter substantially in the form of Exhibit C from any person who becomes an executive officer or director of Parent or any stockholder who becomes such an "affiliate" after the date hereof as promptly as practicable after (and shall use its reasonable best efforts to obtain and deliver within five days after) such person achieve such status.

  27
      5.3 Access to Information. From the date hereof until the Effective Time, the Company will give Parent, its counsel, financial advisors, auditors and other authorized representatives full access (during normal business hours and upon reasonable notice) to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of the Company and its subsidiaries (including to perform any environmental studies), will furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial, operating and property related data and other information as such persons may reasonably request, and will instruct the Company's and its subsidiaries' employees, counsel and financial advisors to cooperate with Parent in its investigation of the business of the Company and its subsidiaries; provided that no investigation pursuant to this
Section 5.3 shall affect any representation or warranty given by the Company hereunder.

      5.4 No Solicitation. The Company agrees that neither the Company nor any of its subsidiaries nor any of the respective officers and directors of the Company or its subsidiaries shall, and the Company shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidiaries) not to, initiate, continue, solicit, or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, subject to the fiduciary duties of the Board of Directors of the Company under the CBCA, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or, enter into any agreement or understanding with any other person or entity with the intent to effect any Acquisition Proposal. The Company will take all necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.4. The Company will notify Parent immediately, orally and in writing (including the names of any party making and the principal terms of any such proposal), if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company. Immediately following the execution of this Agreement, the Company will request each person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof (the "Confidentiality Agreements") to return all confidential information heretofore furnished to such person by or on behalf of the Company. Subject to the fiduciary duties of the Board of Directors of the Company under the CBCA, the Company will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request, proposal or inquiry.

      5.5 Pooling of Interests; Tax Treatment. The Company shall not take any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" that would be tax free to the stockholders of the Company pursuant to Section 368(a) of the Code.

      5.6 Confidentiality. Prior to the Effective Time and after any termination of this Agreement, the Company will hold, and will use its reasonable best efforts to cause its officers,

  28
directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Parent and its subsidiaries furnished to the Company in connection with the transactions contemplated by this Agreement except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by the Company, (ii) in the public domain through no fault of the Company or (iii) later lawfully acquired by the Company from sources other than Parent; provided that the Company may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons have a need to know such information, are informed by the Company of the confidential nature of such information and are directed by the Company to treat such information confidentially. The Company's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, the Company will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, deliver to Parent, upon request, or, at the election of the Company, destroy, all documents and other materials and all copies thereof, obtained by the Company or on its behalf from Parent in connection with this Agreement that are subject to such confidentiality.

                                  ARTICLE VI

                              COVENANTS OF PARENT

      Parent agrees that:

      6.1 Confidentiality. Prior to the Effective Time and after any termination of this Agreement, Parent will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company and its subsidiaries furnished to Parent in connection with the transactions contemplated by this Agreement except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Parent,
(ii) in the public domain through no fault of Parent or (iii) later lawfully acquired by Parent from sources other than the Company; provided that Parent may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons have a need to know such information, are informed by Parent of the confidential nature of such information and are directed by Parent to treat such information confidentially. Parent's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, Parent will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, deliver to the Company, upon request, or, at the election of Parent, destroy, all documents and other materials and all copies thereof, obtained by Parent or on its behalf from the Company in connection with this Agreement that are subject to such confidentiality.

  29
      6.2 Obligations of Merger Subsidiary. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

      6.3 Employee Benefit Plans. Subject to the following agreements, from and after the Effective Time, Parent shall have the right to continue, amend or terminate any of the Benefit Plans in accordance with the terms thereof and subject to any limitation arising under applicable law. It is the parties' current intention that the Company will retain its employee plans in effect for the benefit of employees of the Company and its subsidiaries subject to any changes which are deemed necessary or desirable in order for the employee plans of the Company and Parent to remain qualified under applicable provisions of the Code. However, nothing in this statement of current intentions or in this Agreement shall be deemed to confer any rights to persons who are not parties to this Agreement (such as, but not limited to, employees, former employees or independent contractors of the Company) to continuation of their current benefit plans or to any particular forms or types of benefits. The Company, subject to the provisions of this Agreement, and Parent, each reserve full authority to amend, terminate, discontinue or otherwise revise their employee plans and/or to adopt new plans from time to time subject solely to the discretion of their respective boards of directors.

      6.4 Indemnification and Insurance.

          (a) From and after the Effective Time, the Parent shall cause the Company to indemnify, defend and hold harmless each person who is now, or who becomes, prior to the Effective Time, an officer, director, employee or agent of the Company (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Parent) of or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, employee or agent of the Company if such Claim pertains to any matter or fact arising, existing or occurring on or prior to the Effective Time (including, without limitation, the Merger and other transactions contemplated by this Agreement), regardless of whether such Claim is asserted or claimed prior to, or after the Effective Time (the "Indemnified Liabilities") to the fullest extent permitted by Parent's Certificate of Incorporation and Bylaws and applicable Delaware law. Any Indemnified Party wishing to claim indemnification under this
Section 6.4(a), upon learning of any Claim, shall notify Parent (but the failure so to notify Parent shall not relieve it from any liability which Parent may have under this Section 6.4(a) except to the extent such failure prejudices Parent) and shall deliver to Parent any undertaking required by Delaware law. The obligations of Parent described in this Section 6.4(a) shall continue in full force and effect, without any amendment thereto, for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim. The foregoing indemnification shall not apply to any actions, suits, proceedings, orders or investigations which at the date hereof are pending or, to the knowledge of the Company or its directors, threatened unless disclosed on Schedule 6.4(a).

          (b) From and after the Effective Time, the directors, officers and employees of the Company who become directors, officers or employees of Parent, the Surviving Corporation or any other of the subsidiaries, shall also have indemnification rights with prospective application.

  30
The prospective indemnification rights shall consist of such rights to which directors, officers and employees of Parent or its subsidiaries are entitled under the provisions of the Certificate of Incorporation, Bylaws or similar governing documents of Parent, the Surviving Corporation and other subsidiaries, as in effect from time to time after the Effective Time, as applicable, and provisions of applicable law as in effect from time to time after the Effective Time.

          (c) The Parent and the Company agree to indemnify and hold harmless each other, their respective directors, officers and employees and each person, if any, who controls the respective party, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as defined in Section 7.2 below), or Prospectus/Proxy Statement (as defined in Section 7.2 below) (as from time to time each may be amended or supplemented) based upon written information furnished by the Company or the Parent to each other or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) Parent or the Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of not less than six years after the Effective Time; provided, that the Parent may substitute therefor policies of substantially similar coverage and amounts containing terms no less favorable to such former directors or officers; provided, further, if the existing D&O Insurance expires, is terminated or canceled during such period, Parent or the Surviving Corporation will use all reasonable efforts to obtain substantially similar D&O Insurance; provided further, however, that in no event shall Parent or the Surviving Corporation be required to pay aggregate premiums for insurance under this Section 6.4(d) in excess of 175% of the aggregate premiums paid by the Company in 1997 on an annualized basis for such purpose (in which event Parent or the Surviving Corporation shall cause to be maintained D&O Insurance which, in Parent's good faith judgment, provides the maximum coverage available at an annual premium equal to 175% of the Company's 1997 annualized premiums).

          (e) The contractual obligations provided under paragraphs (a), (b),
(c) and (d) of this Section 6.4 are intended to benefit, and be enforceable directly by, the Indemnified Parties, and shall be binding on all respective successors of Parent and the Company.

      6.5 Stock Exchange Listing. Parent shall use its best efforts to list on the NYSE, subject to official notice of issuance, the shares of Parent Common Stock to be issued in the Merger.

      6.6 Publication of Combined Financial Results. Parent shall use reasonable efforts to publish as soon as practicable after the end of its first fiscal quarter which includes at least 30 days of post-Merger combined operations, combined sales and net income figures and any other financial Information necessary as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135 and any related accounting rules.

  31
      6.7 Registration Relating to Company Options. Parent shall register the shares of Parent Common Stock issuable upon exercise of the Company Options after the Effective Time in either the Registration Statement or in a registration statement on Form S-8 to be filed as soon as practicable following the Effective Time and shall cause the shares of Parent Common Stock issuable upon exercise thereof from and after the Effective Time, when issued, to be listed on the NYSE.

      6.8 Access to Information. From the date hereof until the Effective Time, the Parent will give the Company, its counsel, financial advisors, auditors and other authorized representatives full access (during normal business hours and upon reasonable notice) to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of the Parent and its subsidiaries, will furnish to the Company, its counsel, financial advisors, auditors and other authorized representatives such financial, operating and property related data and other information as such persons may reasonably request, and will instruct the Parent's and its subsidiaries' employees, counsel and financial advisors to cooperate with the Company in its investigation of the business of the Parent and its subsidiaries; provided that no investigation pursuant to this Section 6.8 shall affect any representation or warranty given by the Parent hereunder.

      6.9 Pooling of Interests; Tax Treatment. The Parent shall not take any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" that would be tax free to the stockholders of the Company pursuant to Section 368(a) of the Code.

                                  ARTICLE VII

                      COVENANTS OF PARENT AND THE COMPANY

      The parties hereto agree that:

      7.1 Regulatory Applications; Reasonable Efforts; Notification.

          (a) Each of Parent and the Company and their respective subsidiaries shall (i) promptly prepare and make or cause to be made all filings required of such party or any of its subsidiaries and obtain all permits, consents, approvals, and authorizations of all third parties, Regulatory Authorities and Governmental Entities necessary to consummate the transactions contemplated by this Agreement, (ii) comply at the earliest practicable date with any request for additional information, documents, or other material received by such party or any of its subsidiaries from any Regulatory Authority or other Governmental Entity in respect of such filings or such transactions, and (iii) cooperate with the other party in connection with any such filing, and in connection with resolving any investigation or other inquiry of any such Regulatory Authority or other Governmental Entity. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Regulatory Authority or Governmental Entity regarding any such filings or any such transaction. Neither party shall participate in any meeting, with any Regulatory Authority or Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Regulatory Authority or Governmental Entity, the opportunity to attend and participate.

  32
          (b) Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents and approvals from Regulatory Authorities or Governmental Entities and the making of all other necessary registrations and filings (including other filings with Regulatory Authorities or Governmental Entities, if any), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the preparation, filing and dissemination of the Registration Statement and the Prospectus/Proxy Statement and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

          (c) Notwithstanding anything to the contrary in Section 7.1(a) or (b),
(i) neither Parent nor any of its subsidiaries shall be required to divest, or cause or permit the Company or its subsidiaries or affiliates to divest, any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a material adverse effect on the value, condition (financial or otherwise), prospects, business or results of operations or prospects of Parent and its subsidiaries taken as a whole or of the Company and its subsidiaries taken as a whole, or all such entities taken together, and (ii) neither Parent nor Merger Subsidiary shall be required to waive any of the conditions to the Merger set forth in Article VIII.

          (d) Each party shall give prompt notice to the other party of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any respect or (ii) the failure by it to comply with or satisfy in any respect any covenant, condition or agreement to be compiled with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (e) The Company shall give prompt notice to Parent, and Parent or Merger Subsidiary shall give prompt notice to the Company, of:

              (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

              (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

              (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting it or any of its subsidiaries which, if pending on the date of this Agreement would have been required to have been disclosed pursuant to Section 4.1(h), 4.1(i), 4.1(j), 4.1(l) or 4.1(m) or Section 4.2(h) or which relate to the consummation of the transactions contemplated by this Agreement.

  33
      7.2 Stockholder Meeting; Proxy Material.

          (a) For the purpose (i) of holding meetings of stockholders of Parent and the Company to approve this Agreement, the Merger and, with respect to Parent, the issuance of shares of Parent Common Stock in the Merger, and (ii) of registering under the Securities Act the Parent Common Stock to be issued as contemplated by this Agreement, the parties hereto shall cooperate in the preparation of an appropriate registration statement (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the "Registration Statement"), which shall include a prospectus/joint proxy statement satisfying all applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder (such prospectus/joint proxy statement, together with any and all amendments or supplements thereto, being herein referred to as the "Prospectus/Proxy Statement"). At the time the Registration Statement becomes effective under the Securities Act, at the time the Prospectus/Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and Parent, at all time subsequent to such mailing (including, without limitation, the time such stockholders vote upon a proposal to approve and adopt this Agreement and the Merger), and at the Effective Time, the Registration Statement and the Prospectus/Proxy Statement, as supplemented or amended, if applicable, will (i) comply in all material respects with applicable provisions of the Securities Act and the Exchange Act, and (ii) not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Parent shall furnish such information concerning Parent and its subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Parent and its subsidiaries and Parent's Common Stock, to be prepared in accordance with Section 7.2(a). Parent agrees promptly to advise the Company if at any time prior to the Parent or Company stockholders' meetings held to consider and vote on the Merger any information provided by Parent in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect.

          (c) The Company shall furnish Parent with such information concerning the Company and its subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to the Company and its subsidiaries to be prepared in accordance with Section 7.2(a). Parent agrees to provide the Company with reasonable opportunity to review and comment on the Prospectus/Proxy Statement. The Company agrees promptly to advise Parent if at any time prior to the Parent or Company stockholders' meetings any information provided by the Company in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect, and to provide Parent with the information needed to correct such inaccuracy or omission.

          (d) Parent shall promptly file the Registration Statement with the SEC. Parent shall use reasonable efforts to cause the Registration Statement to become effective under the Securities Act at the earliest practicable date. The Company authorizes Parent to utilize in the Registration Statement the information concerning the Company provided to Parent for the purpose of inclusion in the in the Prospectus/Proxy Statement, provided that the Company and its counsel shall have an opportunity to review the Registration Statement prior to filing with the SEC and shall otherwise participate in responding to the comments of the SEC and the process of achieving the effectiveness of the Registration Statement. Parent shall advise the Company promptly when the Registration statement has become effective and of any supplements or amendments thereto, and

  34
Parent shall furnish the Company with copies of all such documents. Prior to the Effective Time or the termination of this Agreement, each party shall consult with the other with respect to any material (other than the Prospectus/Proxy Statement) that might constitute a "prospectus" relating to the Merger within the meaning of the Securities Act prior to using or disseminating such prospectus.

          (e) Parent shall use reasonable efforts to cause to be delivered to the Company a letter relating to the Registration Statement from KPMG Peat Marwick LLP, Parent's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          (f) The Company shall use reasonable efforts to cause to be delivered to Parent a letter relating to the Registration Statement from Ernst & Young LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          (g) Parent and the Company shall each bear 50% of all SEC filing fees with respect to the Registration Statement and all printing and mailing costs in connection with the preparation and mailing of the Prospectus/Proxy Statement to stockholders of Parent and the Company. Parent and the Company shall bear their own legal and accounting expenses in connection with the Registration Statement.

      7.3 Press Releases. Parent and the Company shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party and reasonable opportunity to comment, from making any disclosure which is required by law, regulation or stock exchange requirements.

      7.4 Securities Reports. Each of Parent and Company agrees to timely file all reports required to be filed by it pursuant to the Exchange Act. Each of Parent and the Company agree to provide to the other party copies of all reports and other documents filed under the Securities Act or Exchange Act with the SEC by it between the date hereof and the Effective Time within five days after the date such reports or other documents are filed with the SEC.

      7.5 Stockholder Approvals. Each of Parent and the Company shall call a meeting of its stockholders for the purpose of voting upon this Agreement and the Merger, and shall schedule such meeting based on consultation with the other party.

      7.6 Due Diligence.

          (a) The Company shall permit Parent to conduct a due diligence investigation of the Company and its subsidiaries and their respective assets, liabilities, businesses, books, records and prospects. Parent shall have the right to terminate this Agreement and its obligations hereunder,

  35
at any time within ten (10) business days after the date of this Agreement or, if later, two (2) business days after the receipt by the Parent of the Disclosure Schedule, and in the manner described in Article IX of this Agreement, if Parent determines, in its reasonable discretion, that it is not satisfied with the results of its due diligence investigation.

          (b) The Parent shall permit the Company to conduct a due diligence investigation of the Parent and its subsidiaries and their respective assets, liabilities, businesses, books, records and prospects. The Company shall have the right to terminate this Agreement and its obligations hereunder, at any time within ten (10) business days after the date of this Agreement or, if later, two
(2) business days after the receipt by the Company of the Parent Disclosure Schedule, and in the manner described in Article IX of this Agreement, if the Company determines, in its reasonable discretion, that it is not satisfied with the results of its due diligence investigation.

                                 ARTICLE VIII

                           CONDITIONS TO THE MERGER

      8.1 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness thereof shall have been issued and remain in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

          (b) any consents, waivers, clearances, approvals and authorizations of Regulatory Authorities or other Governmental Entities that are necessary to permit consummation of the Merger shall have been obtained and shall remain in full force and effect, and all statutory waiting periods in respect thereof shall have been terminated or have expired, in each case without the imposition of any condition, restriction or term which could reasonably be expected to have a Material Adverse Effect;

          (c) no provision of any applicable law or regulation and no judgment, injunction, order, decree or other legal restraint shall prohibit or make illegal the consummation of the Merger;

          (d) tax opinions addressed to each of Parent and the Company by their respective counsel or independent certified public accountants in form and substance mutually acceptable to Parent and the Company shall have been obtained with respect to the Merger, based on customary reliance and subject to customary qualifications, to the effect that, for federal income tax purposes, the Merger will qualify as a tax-free "reorganization" under Section 368(a) of the Code;

          (e) the Parent Common Stock to be issued to holders of Shares in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance; and

      8.2 Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are further subject to the satisfaction of the following conditions:

  36
          (a) there shall not be effected, instituted, pending or proposed any action by any Governmental Entity (by legislation, rulemaking, change of applicable law or otherwise) (i) an effect of which is to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation by Parent or Merger Subsidiary of the Merger, seeking to obtain material damages or imposing any material adverse conditions in connection therewith or otherwise directly or indirectly relating to the transactions contemplated by this Agreement or the Merger, (ii) an effect of which is to restrain or prohibit Parent's or Merger Subsidiary's ownership or operation (or that of their respective subsidiaries or affiliates) of all or any portion of the business or assets of the Company and its subsidiaries, or of Parent and its subsidiaries or affiliates, or to compel Parent or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its subsidiaries, or of Parent and its subsidiaries and affiliates, (iii) an effect of which is to impose limitations on the ability of Parent or any of its subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent or any of its subsidiaries or affiliates on all matters properly presented to the Company's stockholders, (iv) an effect of which is to require divestiture by Parent or any of its subsidiaries or affiliates of any Shares, or (v) that otherwise, in the reasonable judgment of Parent, is likely to have a Material Adverse Effect or a Parent Material Adverse Effect;

          (b) the Company shall have performed in all material respects its covenants and agreements under this Agreement, and the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true when made and at and as of the Effective Time as if made at and as of such time, and the representations and warranties set forth in this Agreement that are not so qualified shall be true in all material respects when made and at and as of the Effective Time as if made at and as of such time; and Parent and Merger Subsidiary shall have received a certificate of the Chief Executive Officer or a Vice President of the Company to that effect;

          (c) no change shall have occurred or been threatened (and no development shall have occurred or been threatened involving a prospective change) that, in the reasonable judgment of Parent, has or is likely to have a Material Adverse Effect;

          (d) Parent shall have been furnished with copies of the text of the resolutions by which the corporate action on the part of the Company necessary to approve this Agreement, the Stockholders Agreements and the transactions contemplated hereby and thereby were taken, together with a certificate dated as of the Effective Time executed on behalf of the Company by its corporate secretary certifying to Parent that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded;

          (e) the Parent Stockholder Approval shall have been obtained;

          (f) Parent's Board of Directors shall have received an opinion from an investment banking firm selected by Parent to serve as its financial advisor in connection with the Merger that the Exchange Ratio is fair to Parent from a financial point of view, which opinion shall have been confirmed in writing on the date of the Prospectus/Proxy Statement; and

  37
          (g) Parent shall have received an opinion, dated as of or shortly before the Effective Time, from KPMG Peat Marwick LLP, stating its opinion that the Merger shall qualify for "pooling of interests" accounting treatment.

      8.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the further satisfaction of the following conditions:

          (a) there shall not be effected, instituted, pending or proposed any action by any Governmental Entity (by legislation, rulemaking, change of applicable law or otherwise) (i) an effect of which is to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation by the Company of the Merger, seeking to obtain material damages or imposing any material adverse conditions in connection therewith or otherwise directly or indirectly relating to the transactions contemplated by this Agreement or the Merger, (ii) an effect of which is to restrain or prohibit Parent's or Merger Subsidiary's ownership or operation (or that of their respective subsidiaries or affiliates) of all or any portion of the business or assets of the Company and its subsidiaries, or of Parent and its subsidiaries or affiliates, or to compel Parent or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its subsidiaries, or of Parent and its subsidiaries and affiliates, (iii) an effect of which is to impose limitations on the ability of Parent or any of its subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent or any of its subsidiaries or affiliates on all matters properly presented to the Company's stockholders, (iv) an effect of which is to require divestiture by Parent or any of its subsidiaries or affiliates of any Shares, or (v) that otherwise, in the reasonable judgment of the Company, is likely to have a Material Adverse Effect or a Parent Material Adverse Effect;

          (b) Parent and Merger Subsidiary shall have performed in all material respects their covenants and agreements under this Agreement, and the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement that are qualified as to materiality shall be true when made at and as of the Effective Time as if made and at and as of such time, and the representations and warranties set forth in this Agreement that are not so qualified shall be true in all material respects when made and at and as of the Effective Time as if made at and as of such time; and the Company shall have received certificates of the Chief Executive Officer or a Vice President of Parent and Merger Subsidiary to that effect;

          (c) the Company Stockholder Approval shall have been obtained;

          (d) no change shall have occurred or been threatened (and no development shall have occurred or been threatened involving a prospective change), other than changes resulting from changes in interest rates, that, in the reasonable judgment of the Company, has or is likely to have a Parent Material Adverse Effect;

          (e) The Company's Board of Directors shall have received an opinion from an investment banking firm selected by the Company to serve as its financial advisor in connection with the Merger that the consideration to be paid by Parent pursuant to this Agreement is fair to the stockholders of the Company from a financial point of view, which opinion shall have been confirmed in writing on the date of the Prospectus/Proxy Statement; and

  38
          (f) The Company shall have received an opinion, dated as of or shortly before the Effective Time, from Ernst & Young LLP, stating its opinion that the Merger shall qualify for "pooling of interests" accounting treatment.

                                  ARTICLE IX

                                  TERMINATION

      9.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding the Company Stockholder Approval or the Parent Stockholder Approval):

              (i) by mutual written consent of the Company and Parent;

              (ii) by either Parent or the Company, if the meeting, or any adjournment thereof, at which the Company Stockholder Approval or the Parent Stockholder Approval is proposed and voted upon, the Company Stockholder Approval or the Parent Stockholder Approval shall not have been obtained;

              (iii) by either the Company or Parent, if the Merger has not been consummated by March 15, 1999 (provided that the party seeking to terminate the Agreement shall not have breached its obligations under this Agreement in any material respect);

              (iv) by Parent, at any time prior to the Effective Time, by action of the Board of Directors of Parent, if (x) there has been a breach by the Company of any of the representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case which has or could reasonably be expected to have a Material Adverse Effect, provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 9.1(iv)(x) with respect to any such breach or occurrence with respect to which the Company notifies Parent after the expiration of a ten (10) day period following Parent's receipt of such notice; or (y) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent or Merger Subsidiary its approval or recommendation of this Agreement or the Merger, or shall have resolved to do any of the foregoing;

              (v) by the Company, at any time prior to the Effective Time, by action of the Board of Directors of the Company, if (A) any of the representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Parent or Merger Subsidiary shall have become untrue, in either case which has or could reasonably be expected to have a Material Adverse Effect, provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(v)(A) with respect to any such breach of occurrence with respect to which Parent notifies the Company after the expiration of a ten (10) day period following the Company's receipt of such notice, or (B) the Company receives an Acquisition Proposal on terms the Company's Board of Directors (after consultation with its independent financial advisors) determines in good faith to be more favorable to the Company's stockholders than the terms of the Merger, and the Company's Board of Directors determines, upon the reasoned advice of its legal counsel, that to continue to recommend that holders of Shares vote in favor of the

  39
Merger, notwithstanding the receipt of such offer with respect to an Acquisition Proposal, or to fail to recommend or accept the Acquisition Proposal, would violate the fiduciary duties of the Company's Board of Directors; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(v)(B) unless it has provided Parent and Merger Subsidiary with three (3) business days prior written notice of its intent to so terminate this Agreement together with a detailed summary of the terms and conditions (including proposed financing, if any) of such Acquisition Proposal; provided, further, that Parent shall receive the fees set forth in Section 10.4(b) immediately prior to or concurrently with any termination pursuant to this Section 9.1(v)(B) by wire transfer in same day funds;

              (vi) by the Parent, if the Average Parent Stock Price (as defined below) is less than the Minimum Price. For purposes of this Agreement, the "Average Parent Stock Price" shall be the average of the daily closing sales prices of the Parent Common Stock as reported on the New York Stock Exchange Composite Transactions reporting system (as reported by The Wall Street Journal or, if not reported thereby, as reported by another authoritative source as mutually agreed by Parent and the Company) for the 20 consecutive full trading days ending on the third business day immediately prior to the last date (as originally scheduled in the notices mailed to the stockholders of the parties, and without giving effect to any adjournments or postponements) of the meetings of stockholders to obtain the stockholder approvals referred to in Section 7.2 hereof; or

              (vii) by Parent or the Company, pursuant to Section 7.6 of this Agreement.

      9.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto or their respective officers and directors, except that the agreements contained in Sections 5.6, 6.1, 10.4 and 10.6 shall survive the termination hereof. Specifically, and without limiting the generality of the foregoing, Parent and Merger Subsidiary agree that, except as expressly provided in this Section 9.2 or Section 10.4(b), termination of this Agreement shall be their sole and exclusive remedy for any nonwillful breach by the Company of its representations, warranties and covenants under this Agreement (including termination by Parent pursuant to Section 7.6 of this Agreement) and the Company agrees that termination of this Agreement shall be its sole and exclusive remedy for any nonwillful breach by Parent or Merger Subsidiary of their representations, warranties and covenants under this Agreement. If this Agreement is terminated by reason of a willful breach by a party, then the breaching party shall be liable to the non-breaching party for all actual, consequential and incidental damages suffered by the non-breaching party arising from such willful breach.

                                   ARTICLE X

                                 MISCELLANEOUS

      10.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

  40
           if to Parent or Merger Subsidiary, to:

                Fidelity National Financial, Inc.
                3916 State Street, Suite 300
                Santa Barbara, California  93105
                Telecopy:  (805) 898-7191
                Attn:  Frank P. Willey, President

           with a copy to:

                Stradling Yocca Carlson & Rauth
                660 Newport Center Drive, Suite 1600
                Newport Beach, CA  92660-6441
                Telecopy:  (714) 725-4100
                Attn:  C. Craig Carlson, Esq.

           if to the Company, to:

                Matrix Capital Corporation
                1380 Lawrence Street, Suite 1410
                Denver, Colorado  80204
                Telecopy:  (303) 595-9906
                Attn:  Guy A. Gibson, President

           with a copy to:

                Jenkens & Gilchrist, P.C.
                1445 Ross, Suite 3200
                Dallas, Texas  75202
                Telecopy:  (214) 955-4300
                Attn:  Ronald J. Frappier, Esq.

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section.

      10.2 Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement except for the representations, warranties and agreements set forth in Sections 5.6, 6.1, 6.4, 10.4 and 10.6.

      10.3 Amendments; No Waivers.

           (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary or in the case of a waiver, by the party against whom the waiver is to be effective; provided, that after the adoption of this Agreement by the stockholders of the Company or the Parent, no such amendment or waiver shall, without the further

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

  41
approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, or (ii) any of the principal terms of the Merger.

           (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      10.4 Fees and Expenses.

           (a) Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

           (b) If (w) (1) any person or group (as contemplated by Section 13(d)(3) of the Exchange Act) other than Parent or Merger Subsidiary or any of their respective subsidiaries or affiliates (collectively, an "Acquiring Person") shall have become the beneficial owner of a majority of the outstanding Shares, and (2) either the Company shall fail to obtain the Company Stockholder Approval or the Company's Board of Directors shall have withdrawn or changed its recommendation or refused to make a recommendation in favor of this Agreement and the Merger, or (x) Parent shall have terminated this Agreement pursuant to
Section 9.1(iv)(y), or (y) the Company shall have terminated this Agreement pursuant to Section 9.1(v)(B), then the Company shall promptly, but in no event later than five (5) days after the date of any request therefor, reimburse Parent for the documented fees and expenses of Parent and Merger Subsidiary related to this Agreement and the transactions contemplated hereby (which fees and expenses shall not exceed $1,000,000) and an additional fee of $7,500,000 which amounts shall be payable by wire transfer in same day funds; provided, however, that if the Company shall have terminated this Agreement pursuant to
Section 9.1(v)(B), such amounts shall be paid in accordance with the provisions of such Section. The Company acknowledges that the agreements contained in this
Section 10.4(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent and Merger Subsidiary would not enter into this Agreement; accordingly, if the Company fails to pay promptly the amounts due pursuant to this Section 10.4(b), and, in order to obtain such payments, Parent or Merger Subsidiary commences a suit against the Company for the fees set forth in this paragraph (b), the prevailing party shall pay to the other party or parties their costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount thereof at the prime rate of Citibank, N.A. on the date such payment was required to be made.

           (c) If the Company or Parent shall have terminated this Agreement pursuant to Section 7.6, then the party terminating this Agreement shall promptly, but in no event later than five (5) days after the date of any request therefor, reimburse the other party for its documented fees and expenses related to this Agreement and the transactions contemplated hereby (which fees and expenses shall not exceed $250,000).

      10.5 Successors and Assigns; Parties in Interest. The provisions of this Agreement shall be binding, upon and inure to the benefit of the parties hereto and their respective successors and

  42
assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that, with the consent of the Company, Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of Parent or any of its wholly-owned subsidiaries, any or all of its rights or obligations, but any such transfer or assignment will not relieve Merger Subsidiary of its obligations under this Agreement. Except as expressly set forth herein nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including to confer third party beneficiary rights.

      10.6 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

      10.7 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, except that the consummation and effectiveness of the Merger shall be governed by, and construed in accordance with, applicable provisions of the CBCA and the Delaware General Corporation Law.

      10.8 Entire Agreement. Except for the Confidentiality Agreement dated March 4, 1998, between the Parent and the Company, this Agreement, including Exhibits and Disclosure Schedules to this Agreement, constitutes the entire agreement, and supersedes all other prior agreements, written and oral, among the parties, with respect to the subject matter hereof.

      10.9 Counterparts; Effectiveness; Interpretation. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

      10.10 Effect of Disclosure Schedule. Notwithstanding anything to the contrary contained in this Agreement or in any Section of the Disclosure Schedule, any information disclosed in one Section of the Disclosure Schedule shall be deemed to be disclosed in all Sections of the Disclosure Schedule, to the extent that such deemed disclosure is apparent from the information actually disclosed.

      10.11 Arbitration. All disputes between the parties hereto relating to this Agreement shall be determined solely and exclusively by arbitration in accordance with the rules then in effect of the American Arbitration Association pertaining to commercial arbitrations, or any successors hereto ("AAA"), in Phoenix, Arizona, unless the parties otherwise agree in writing. The parties shall jointly

                                      -38-
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  43
select an arbitrator. In the event the parties fail to agree upon an arbitrator within ten (10) days, then each party shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator; provided, that if either party, in such event, fails to select an arbitrator within seven (7) days, such arbitrator shall be selected by the AAA upon application of either party. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding on the parties and shall be entered by any court of competent jurisdiction.

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

  44
      The parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              FIDELITY NATIONAL FINANCIAL, INC.


                              By:  /s/ FRANK P. WILLEY
                                 --------------------------------
                                 Name: Frank P. Willey
                                 Title:President



                              MCC MERGER, INC.



                              By:  /s/ FRANK P. WILLEY
                                 --------------------------------
                                 Name: Frank P. Willey
                                 Title:President



                                 MATRIX CAPITAL CORPORATION


                              By:  /s/ GUY A. GIBSON
                                 --------------------------------
                                     Name:  Guy A. Gibson
                                     Title:Chief Executive Officer

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